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                                                                     Exhibit 4.3

                          REGISTRATION RIGHTS AGREEMENT

          This REGISTRATION RIGHTS AGREEMENT is dated as of August 10, 2005 (the "Agreement"), by and among Stanley-Martin Communities, LLC, a Delaware limited liability company (the "Company"), and Stanley-Martin Financing Corp., a Delaware corporation (the "Co-Issuer"), the guarantors listed in Schedule 1 hereto (the "Guarantors", and together with the Company and the Co-Issuer, the "Issuers") on the one hand, and Wachovia Capital Markets, LLC (the "Initial Purchaser"), on the other hand.

          The Company, the Co-Issuer, the Guarantors and the Initial Purchaser are parties to the Purchase Agreement dated August 3, 2005 (the "Purchase Agreement"), which provides for the sale by the Company and the Co-Issuer to the Initial Purchaser of $150,000,000 aggregate principal amount of 9-3/4% Senior Subordinated Notes due 2015 of the Company and the Co-Issuer (the "Notes") guaranteed on an unsecured senior subordinated basis by the Guarantors (the "Guarantees"). References herein to the "Securities" refer to the Notes and the Guarantees collectively. In order to induce the Initial Purchaser to enter into the Purchase Agreement, the Issuers have agreed to provide the registration rights set forth in this Agreement for the benefit of the Initial Purchaser and any subsequent holder or holders of the Securities. The execution and delivery of this Agreement is a condition to the Initial Purchaser's obligation under the Purchase Agreement.

          In consideration of the foregoing, the parties hereto agree as follows:

          1. Definitions. As used in this Agreement, the following terms shall have the following meanings:

          "Business Day" shall mean a day other than a Saturday, Sunday or other day on which banking institutions in New York are authorized or required by law to remain closed.

          "Closing Date" shall mean the Closing Date as defined in the Purchase Agreement.

          "Co-Issuer" shall have the meaning set forth in the preamble and shall also include the Co-Issuer's successors.

          "Company" shall have the meaning set forth in the preamble and shall also include the Company's successors.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

          "Exchange Dates" shall have the meaning set forth in Section 2(a)(ii) hereof.

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          "Exchange Offer" shall mean the exchange offer by the Company, the
Co-Issuer and the Guarantors of Exchange Securities for Registrable Securities pursuant to Section 2(a) hereof.

          "Exchange Offer Registration" shall mean a registration under the Securities Act effected pursuant to Section 2(a) hereof.

          "Exchange Offer Registration Statement" shall mean an exchange offer registration statement on Form S-4 (or, if applicable, on another appropriate form) and all amendments and supplements to such registration statement, in each case including the Prospectus contained therein, all exhibits thereto and any document incorporated by reference therein.

          "Exchange Securities" shall mean senior subordinated notes issued by the Company and the Co-Issuer and guaranteed by the Guarantors under the Indenture containing terms identical to the Securities (except that the Exchange Securities will not be subject to restrictions on transfer or to any increase in annual interest rate for failure to comply with this Agreement) and to be offered to Holders of Securities in exchange for Securities pursuant to the Exchange Offer.

          "Guarantors" shall have the meaning set forth in the preamble and shall also include any Guarantor's successors and each other party that guarantees or is required to guarantee the Notes pursuant to the Indenture.

          "Holders" shall mean the Initial Purchaser, for so long as it owns any Registrable Securities, and its successors, assigns and direct and indirect transferees who become owners of Registrable Securities under the Indenture; provided that for purposes of Sections 4 and 5 of this Agreement, the term "Holders" shall include Participating Broker-Dealers.

          "Initial Purchaser" shall have the meaning set forth in the preamble.

          "Indenture" shall mean the Indenture relating to the Securities dated as of August 10, 2005 among the Issuers and The Bank of New York, as trustee, and as the same may be amended or supplemented from time to time in accordance with the terms thereof.

          "Inspector" shall have the meaning set forth in Section 3(m).

          "Majority Holders" shall mean the Holders of a majority of the aggregate principal amount of outstanding Registrable Securities; provided that whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities owned directly or indirectly by the Company, the Co-Issuer or any of their respective affiliates shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage or amount.


                                        2

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          "Participating Broker-Dealers" shall have the meaning set forth in
Section 4(a) hereof.

          "Person" shall mean an individual, partnership, limited liability company, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

          "Prospectus" shall mean the prospectus included in a Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including a prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by a Shelf Registration Statement, and by all other amendments and supplements to such prospectus, and in each case including any document incorporated by reference therein.

          "Purchase Agreement" shall have the meaning set forth in the preamble.

          "Registrable Securities" shall mean the Securities; provided that the Securities shall cease to be Registrable Securities (i) when a Registration Statement with respect to such Securities has been declared effective under the Securities Act and such Securities have been exchanged or disposed of pursuant to such Registration Statement, (ii) when such Securities are eligible to be sold pursuant to Rule 144(k) (or any similar provision then in force, but not Rule 144A) under the Securities Act or (iii) when such Securities cease to be outstanding.

          "Registration Expenses" shall mean any and all expenses incident to performance of or compliance by the Issuers with this Agreement, including, without limitation, (i) all SEC, stock exchange or National Association of Securities Dealers, Inc. registration and filing fees, (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws (including reasonable fees and disbursements of one counsel in each appropriate jurisdiction for any Underwriters or Holders in connection with blue sky qualification of any Exchange Securities or Registrable Securities), (iii) all expenses of any Persons in preparing or assisting in preparing, word processing, printing and distributing any Registration Statement, any Prospectus and any amendments or supplements thereto, any underwriting agreements, securities sales agreements or other similar agreements and any other documents relating to the performance of and compliance with this Agreement, (iv) all rating agency fees, (v) all fees and disbursements relating to the qualification of the Indenture under applicable securities laws, (vi) the fees and disbursements of the Trustee and its counsel, (vii) the fees and disbursements of counsel for the Issuers and, in the case of a Shelf Registration Statement, the fees and disbursements of one counsel for the Holders (which counsel shall be selected by the Holders of a majority in principal amount of the Registrable Securities being sold and which counsel may also be counsel for the Initial Purchaser) and (viii) the fees and disbursements of the independent public accountants of the Issuers, including the expenses of any special audits or "comfort" letters required by or incident to the performance of and compliance with this Agreement, but excluding fees and expenses of counsel to the Underwriters (other than fees and expenses set forth in clause (ii) above) or the Holders and underwriting


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

discounts and commissions, brokerage commissions and transfer taxes, if any, relating to the sale or disposition of Registrable Securities by a Holder.

          "Registration Statement" shall mean any registration statement of the Company, the Co-Issuer and the Guarantors that covers any of the Exchange Securities or Registrable Securities pursuant to the provisions of this Agreement and all amendments and supplements to any such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and any document incorporated by reference therein.

          "SEC" shall mean the Securities and Exchange Commission.

          "Securities Act" shall mean the Securities Act of 1933, as amended from time to time.

          "Shelf Effectiveness Period" shall have the meaning set forth in
Section 2(b) hereof.

          "Shelf Registration" shall mean a registration effected pursuant to
Section 2(b) hereof.

          "Shelf Registration Statement" shall mean a "shelf" registration statement of the Issuers that covers all or a portion of the Registrable Securities (but no other securities unless approved by the Holders whose Registrable Securities are to be covered by such Shelf Registration Statement) on an appropriate form under Rule 415 under the Securities Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and any document incorporated by reference therein.

          "Staff" shall mean the staff of the SEC.

          "Trust Indenture Act" shall mean the Trust Indenture Act of 1939, as amended from time to time.

          "Trustee" shall mean the trustee with respect to the Securities under the Indenture.

          "Underwriter" shall have the meaning set forth in Section 3 hereof.

          "Underwritten Offering" shall mean an offering in which Registrable Securities are sold to an Underwriter for reoffering to the public.


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          2. Registration Under the Securities Act. (a) To the extent not prohibited by any applicable law or applicable interpretations of the Staff, the Issuers shall (i) cause to be filed an Exchange Offer Registration Statement covering an offer to the Holders to exchange all the Registrable Securities for Exchange Securities and (ii) use their reasonable best efforts to (x) cause the Exchange Offer Registration Statement to be declared effective under the Securities Act, (y) have such Exchange Offer Registration Statement remain effective until the closing of the Exchange Offer and (z) cause the Exchange Offer to be consummated not later than 250 days following the Closing Date.

          The Issuers shall commence the Exchange Offer by mailing the related Prospectus, appropriate letters of transmittal and other accompanying documents to each Holder stating, in addition to such other disclosures as are required by applicable law, substantially the following:

          (i) that the Exchange Offer is being made pursuant to this Agreement and that all Registrable Securities validly tendered and not properly withdrawn will be accepted for exchange;

          (ii) the dates of acceptance for exchange (which shall be a period of at least 20 Business Days including the date such notice is mailed) (the "Exchange Dates");

          (iii) that any Registrable Security not tendered will remain outstanding and continue to accrue interest but will not retain any rights under this Agreement;

          (iv) that any Holder electing to have a Registrable Security exchanged pursuant to the Exchange Offer will be required to surrender such Registrable Security, together with the appropriate letters of transmittal and any other appropriate required accompanying documents, to the institution and at the address (located in the Borough of Manhattan, The City of New York) and in the manner specified in the notice, prior to the expiration date and time of the Exchange Offer; and

          (v) that any Holder will be entitled to withdraw its election, not later than the expiration date and time of the Exchange Offer, by sending to the institution and at the address (located in the Borough of Manhattan, The City of New York) specified in the notice, a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Registrable Securities delivered for exchange and a statement that such Holder is withdrawing its election to have such Securities exchanged.


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

          As a condition to participating in the Exchange Offer, a Holder will be required to represent to the Issuers that (i) any Exchange Securities to be received by it will be acquired in the ordinary course of its business, (ii) at the time of the commencement of the Exchange Offer it is not engaged in, does not intend to engage in, and has no arrangement or understanding with any Person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Securities in violation of the provisions of the Securities Act,
(iii) it is not an "affiliate" (within the meaning of Rule 405 under the Securities Act) of the Company or the Co-Issuer or any Guarantor and (iv) if such Holder is a broker-dealer that will receive Exchange Securities for its own account in exchange for Registrable Securities that were acquired as a result of market-making or other trading activities, then such Holder will deliver a Prospectus in connection with any resale or other transfer of such Exchange Securities.

          As soon as practicable after the last Exchange Date, the Issuers shall:

          (i) accept for exchange Registrable Securities or portions thereof validly tendered and not properly withdrawn pursuant to the Exchange Offer; and

          (ii) deliver, or cause to be delivered, to the Trustee for cancellation all Registrable Securities or portions thereof so accepted for exchange by the Company and issue, and cause the Trustee to promptly authenticate and deliver to each Holder, Exchange Securities equal in principal amount to the principal amount of the Registrable Securities surrendered by such Holder.

          The Issuers shall use their reasonable best efforts to complete the Exchange Offer as provided above and shall comply with the applicable requirements of the Securities Act, the Exchange Act and other applicable laws and regulations in connection with the Exchange Offer. The Exchange Offer shall not be subject to any conditions, other than that (i) the Exchange Offer does not violate any applicable law or applicable interpretations of the Staff, (ii) no action or proceeding shall have been instituted or threatened in any court or by any governmental agency which might materially impair the ability of the Issuers to proceed with the Exchange Offer and no material adverse development shall have occurred in any existing action or proceeding with respect to the Issuers and (iii) all governmental approvals shall have been obtained, which approvals the Issuers deem necessary for the consummation of the Exchange Offer.

          (b) In the event that (i) the Issuers determine that the Exchange Offer Registration provided for in Section 2(a) above is not available or may not be completed as soon as reasonably practicable after the last Exchange Date because it would violate any applicable law or applicable interpretations of the Staff or otherwise, (ii) the Exchange Offer is not for any other reason completed by the 250th day following the Closing Date or (iii) any Holder notifies the Issuers on or prior to the 30th day following the consummation of the Exchange


                                        6

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Offer that (A) it is not permitted under law or SEC policy to participate in the
Exchange Offer, (B) it cannot publicly resell Exchange Securities that it acquires in the Exchange Offer without delivering a Prospectus, and the Prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for resales by such Holder or (C) it is a broker-dealer and holds Registrable Securities that it has not exchanged and that it acquired directly from the Issuers or one of their affiliates, then in addition to or in lieu of conducting the Exchange Offer, the Issuers shall be required to file a Shelf Registration Statement with the SEC to cover resales of the Registrable Securities or the Exchange Securities, as the case may be. In that case, the Issuers will use their reasonable best efforts to (a) file the Shelf
Registration Statement by the 60th day after they become obligated to make the filing, (b) cause the Shelf Registration Statement to become effective by the 150th day after they become obligated to make the filing and (c) to maintain the effectiveness of the Shelf Registration Statement during the Shelf Effectiveness Period. In the event that the Issuers are required to file a Shelf Registration Statement solely as a result of the matters referred to in clause (ii) of this paragraph, but the Exchange Offer is subsequently completed, upon consummation of the Exchange Offer the Company will no longer be required to file, have declared effective or continue the effectiveness of the Shelf Registration Statement pursuant to such clause (ii) (without prejudice to its obligations under clause (i) or (iii) of this paragraph). In the event that the Issuers are required to file a Shelf Registration Statement solely as a result of the matters referred to in clause (iii) of this paragraph, the Issuers shall use their reasonable best efforts to file and have declared effective by the SEC both an Exchange Offer Registration Statement pursuant to Section 2(a) with respect to all Registrable Securities and a Shelf Registration Statement (which may be a combined Registration Statement with the Exchange Offer Registration Statement) with respect to offers and sales of Registrable Securities held by any such Holder that has notified the Issuers pursuant to such clause (iii) after completion of the Exchange Offer.

          In addition, in the event that the Initial Purchaser notifies the Issuers on or prior to the 30th day following the consummation of the Exchange Offer that it holds Registrable Securities (w) which are not already covered by a Shelf Registration Statement, (x) which have not been exchanged pursuant to the Exchange Offer, (y) which have not been resold by the Initial Purchaser, and
(z) that the Initial Purchaser acquired directly from the Issuers or one of their affiliates, then in addition to conducting the Exchange Offer, the Issuers shall either (at their option) (1) cause to be filed within 60 days after they become obligated to make such filing, a Shelf Registration Statement providing for the sale of all the Registrable Securities by the Holders thereof and use their reasonable best efforts to cause such Shelf Registration Statement to become effective by the 150th day after they become obligated to make such filing and maintain effectiveness of the Shelf Registration Statement during the Shelf Effectiveness Period, or (2) consummate one additional Exchange Offer by the 150th day following the Closing Date with respect to the Registrable Securities not exchanged in the first Exchange Offer discussed above.


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

          The Issuers agree to use their reasonable best efforts to keep the Shelf Registration Statement continuously effective until the earliest of (i) two years from the Closing Date, (ii) the expiration of the period referred to in Rule 144(k) under the Securities Act with respect to the Registrable Securities covered by the Shelf Registration Statement or (iii) when all the Registrable Securities covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement (the "Shelf Effectiveness Period"); provided that the Issuers shall not be obligated to keep the Shelf Registration Statement continuously effective if the Company determines, in its reasonable judgment, that the continued effectiveness and usability of the Registration Statement would interfere with any existing or prospective financing, acquisition, corporate reorganization or other material business situation, transaction or negotiation involving the Issuers or any of their respective subsidiaries (a "Business Reason"), provided that the failure to keep the Shelf Registration Statement effective and usable for offers and sales of Registrable Securities due to a Business Reason pursuant to this proviso shall last no longer than 60 days in any 12-month period. During the Shelf Effectiveness Period, the Issuers further agree to supplement or amend the Shelf Registration Statement and the related Prospectus if required by the rules, regulations or instructions applicable to the registration form used by the Company and the Co-Issuer for such Shelf Registration Statement or by the Securities Act or by any other rules and regulations thereunder for shelf registration or if reasonably requested by a Holder of Registrable Securities with respect to information relating to such Holder, and to use their reasonable best efforts to cause any such amendment to become effective and such Shelf Registration Statement and Prospectus to become usable as soon as thereafter practicable. The Company, the Co-Issuer and the Guarantors agree to furnish to the Holders of Registrable Securities copies of any such supplement or amendment promptly after its being used or filed with the SEC.

          (c) The Issuers shall pay all Registration Expenses in connection with the registration pursuant to Section 2(a) and Section 2(b) hereof. Each Holder shall pay all underwriting discounts and commissions, brokerage commissions and transfer taxes, if any, relating to the sale or disposition of such Holder's Registrable Securities pursuant to the Shelf Registration Statement.

          (d) An Exchange Offer Registration Statement pursuant to Section 2(a) hereof or a Shelf Registration Statement pursuant to Section 2(b) hereof will not be deemed to have become effective unless it has been declared effective by the SEC.

          In the event that either the Exchange Offer is not completed by the 250th day following the Closing Date or the Shelf Registration Statement, if required hereby, is not declared effective on or prior to the applicable date required herein (each, a "Target Registration Date"), the interest rate on the Registrable Securities will be increased by (the "Additional Interest Amounts")
(i) 0.25% per annum for the first 90-day period immediately following the applicable Target Registration Date and (ii) an additional 0.25% per annum with respect to each subsequent 90-day period, in each case until the Exchange Offer is completed or the Shelf Registration Statement, if required hereby, is declared effective by the SEC or the Securities


                                        8

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become freely tradable under the Securities Act, up to a maximum of 1.00% per annum of additional interest; provided that no Holder who is not entitled to the benefits of a Shelf Registration Statement shall be entitled to receive Additional Interest Amounts by reason of such Shelf Registration Statement not being declared effective by its Target Registration Date and no Holder of Registrable Securities constituting an unsold allotment from the original sale of the Registrable Securities by the Company and the Co-Issuer to the Initial Purchaser shall be entitled to Additional Interest Amounts by reason of the Exchange Offer not being completed by its Target Registration Date.

          If the Shelf Registration Statement has been declared effective and thereafter (after the Target Registration Date) either ceases to be effective or the Prospectus contained therein ceases to be usable at any time during the Shelf Effectiveness Period (whether for a Business Reason or otherwise), and such failure to remain effective or usable exists for more than 60 days (whether or not consecutive) in any 12-month period, then the interest rate on the Registrable Securities will be increased by the Additional Interest Amounts (at the rates and time periods set forth in the previous paragraph) commencing on the 61st day in such 12-month period and ending on such date that the Shelf Registration Statement has again been declared effective or the Prospectus again becomes usable.

          (e) Without limiting the remedies available to the Initial Purchaser and the Holders, the Issuers acknowledge that any failure by the Issuers to comply with their obligations under Section 2(a) and Section 2(b) hereof may result in material irreparable injury to the Initial Purchaser or the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Initial Purchaser or any Holder may obtain such relief as may be required to specifically enforce the Issuers' obligations under Section 2(a) and
Section 2(b) hereof.

          3. Registration Procedures. In connection with their obligations pursuant to Section 2(a) and Section 2(b) hereof, the Issuers shall as expeditiously as possible:

          (a) prepare and file with the SEC a Registration Statement on the appropriate form under the Securities Act, which form (x) shall be selected by the Issuers, (y) shall, in the case of a Shelf Registration, be available for the sale of the Registrable Securities by the selling Holders thereof and (z) shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the SEC to be filed therewith; and use their reasonable best efforts to cause such Registration Statement to become effective and remain effective for the applicable period in accordance with Section 2 hereof;

          (b) prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement effective for the applicable period in accordance with Section 2 hereof and cause each Prospectus to be supplemented by any required prospectus supplement and, as so supplemented, to be filed pursuant to Rule 424 under the Securities


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

     Act; and keep each Prospectus current during the period described in
     Section 4(3) of and Rule 174 under the Securities Act that is applicable to transactions by brokers or dealers with respect to the Registrable Securities or Exchange Securities;

          (c) in the case of a Shelf Registration, furnish to each selling Holder of Registrable Securities, to counsel for the Initial Purchaser, to counsel for such selling Holders and to each Underwriter of an Underwritten Offering of Registrable Securities, if any, without charge, as many copies of each Prospectus, including each preliminary Prospectus, and any amendment or supplement thereto, in order to facilitate the sale or other disposition of the Registrable Securities thereunder; and the Issuers consent to the use of such Prospectus and any amendment or supplement thereto in accordance with applicable law by each of the selling Holders of Registrable Securities and any such Underwriters in connection with the offering and sale of the Registrable Securities covered by and in the manner described in such Prospectus or any amendment or supplement thereto in accordance with applicable law;

          (d) use their reasonable best efforts to register or qualify the Registrable Securities under all applicable state securities or blue sky laws of such jurisdictions as any Holder of Registrable Securities covered by a Registration Statement shall reasonably request in writing by the time the applicable Registration Statement is declared effective by the SEC; cooperate with the Holders in connection with any filings required to be made with the National Association of Securities Dealers, Inc.; and do any and all other acts and things that may be reasonably necessary or advisable to enable each such Holder to complete the disposition in each such jurisdiction of the Registrable Securities owned by such Holder; provided that the Issuers shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or
     (iii) subject itself to taxation in any such jurisdiction if it is not so subject;

          (e) promptly notify counsel to the Initial Purchaser and, in the case of a Shelf Registration, promptly notify each Holder of Registrable Securities and counsel for such Holders and, if requested by any such Holder or counsel, confirm such advice in writing (i) when a Registration Statement has become effective and when any post-effective amendment thereto has been filed and becomes effective, (ii) of any request by the SEC or any state securities authority for amendments and supplements to a Registration Statement and Prospectus or for additional information after the Registration Statement has become effective, (iii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (iv) if, between the effective date of a Shelf Registration Statement and the closing of any sale of Registrable Securities covered thereby, the representations and warranties of any Issuer contained in any underwriting agreement, securities sales agreement or other similar agreement, if any, relating to an offering of such Registrable Securities cease to be true and correct in all material respects or if any Issuer receives any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose, (v) of the happening of any event during the period a Shelf Registration Statement is effective that makes any statement made in such Shelf Registration Statement or the related Prospectus untrue in any material respect or that requires the making of any changes in such Registration Statement or Prospectus in order to make the statements therein not misleading and (vi) of any determination by any Issuer that a post-effective amendment to a Registration Statement would be appropriate;

          (f) use their reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement at the earliest possible moment and provide immediate notice to each Holder of the withdrawal of any such order;

          (g) in the case of a Shelf Registration, furnish to each Holder of Registrable Securities covered by the related Shelf Registration Statement, without charge, at least one conformed copy of each Shelf Registration Statement and any post-effective amendment thereto (without any documents incorporated therein by reference or exhibits thereto, unless requested);

          (h) in the case of a Shelf Registration, cooperate with the selling Holders of Registrable Securities to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends and enable such Registrable Securities to be issued in such denominations and registered in such names (consistent with the provisions of the Indenture) as the selling Holders may reasonably request at least one Business Day prior to the closing of any sale of Registrable Securities;

          (i) in the case of a Shelf Registration, upon the occurrence of any event contemplated by Section 3(e)(v) hereof, use their reasonable best efforts to prepare and file with the SEC a supplement or post-effective amendment to such Shelf Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to purchasers of the Registrable Securities, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and the Issuers shall notify the Holders of Registrable Securities to suspend use of the Prospectus as promptly as practicable after the occurrence of such an event, and such Holders hereby agree to suspend use of the Prospectus until the Issuers have amended or supplemented the Prospectus to correct such misstatement or omission;


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          (j) a reasonable time prior to the filing of any Registration
     Statement, any Prospectus, any amendment to a Registration Statement or amendment or supplement to a Prospectus or of any document that is to be incorporated by reference into a Registration Statement or a Prospectus after initial filing of a Registration Statement, provide copies of such document to the Initial Purchaser and its counsel (and, in the case of a Shelf Registration Statement, to the Holders of Registrable Securities covered by such Shelf Registration Statement and their counsel) and make such of the representatives of the Issuers as shall be reasonably requested by the Initial Purchaser or its counsel (and, in the case of a Shelf Registration Statement, the Holders of Registrable Securities covered by such Shelf Registration Statement or their counsel) available for discussion of such document; and the Issuers shall not, at any time after the initial filing of a Registration Statement, file any Prospectus, any amendment of or supplement to a Registration Statement or a Prospectus, or any document that is to be incorporated by reference into a Registration Statement or a Prospectus, of which the Initial Purchaser and its counsel (and, in the case of a Shelf Registration Statement, the Holders of Registrable Securities covered by such Shelf Registration Statement and their counsel) shall not have previously been advised and furnished a copy or to which the Initial Purchaser or its counsel (and, in the case of a Shelf Registration Statement, the Holders of Registrable Securities covered by such Shelf Registration Statement or their counsel) shall reasonably object, unless required under applicable law;

          (k) obtain a CUSIP number for all Exchange Securities or Registrable Securities, as the case may be, not later than the effective date of a Registration Statement;

          (l) cause the Indenture to be qualified under the Trust Indenture Act in connection with the registration of the Exchange Securities or Registrable Securities, as the case may be; cooperate with the Trustee and the Holders to effect such changes to the Indenture as may be required for the Indenture to be so qualified in accordance with the terms of the Trust Indenture Act; and execute, and use their reasonable best efforts to cause the Trustee to execute, all documents as may be required to effect such changes and all other forms and documents required to be filed with the SEC to enable the Indenture to be so qualified in a timely manner;

          (m) in the case of a Shelf Registration, make available for inspection by one representative of the Holders of the Registrable Securities (an "Inspector"), any Underwriter participating in any disposition pursuant to such Shelf Registration Statement, and attorneys and accountants designated by the Holders, at reasonable times and in a reasonable manner, all pertinent financial and other records, documents and properties of the Issuers, and cause the respective officers, directors and employees of the Issuers to supply all information reasonably requested by any such Inspector, Underwriter, attorney or accountant in connection with a Shelf Registration Statement; provided that if any such information is identified by the Issuers as being confidential or proprietary, each Person receiving such information shall agree to keep such information confidential and to take such actions as are reasonably necessary to protect the confidentiality of such information unless (i) disclosure of such information is required by court or administrative order or is necessary to respond to inquiries of regulatory authorities, (ii) disclosure of such information is, on the advice of counsel, required by law (including any disclosure requirements pursuant to federal securities laws in connection with the filing of such Registration Statement or the use of any Prospectus), (iii) such information becomes generally available to the public other than as a result of a disclosure or failure to safeguard such information by such Person or (iv) such information becomes available to such Person from a source other than the Issuers and their subsidiaries and such source is not known, after due inquiry, by such Person to be bound by a confidentiality agreement;

          (n) in the case of a Shelf Registration, use their reasonable best efforts to cause all Registrable Securities to be listed on any securities exchange or any automated quotation system on which similar securities issued or guaranteed by the Issuers are then listed if requested by the Majority Holders, to the extent such Registrable Securities satisfy applicable listing requirements;

          (o) if reasonably requested by any Holder of Registrable Securities covered by a Shelf Registration Statement, promptly include in a Prospectus supplement or post-effective amendment such information with respect to such Holder as such Holder reasonably requests to be included therein and make all required filings of such Prospectus supplement or such post-effective amendment as soon as the Issuers have received notification of the matters to be included in such filing; and

          (p) in the case of a Shelf Registration, enter into such customary agreements and take all such other actions in connection therewith (including those requested by the Holders of a majority in principal amount of the Registrable Securities being sold) in order to expedite or facilitate the disposition of such Registrable Securities including, but not limited to, an Underwritten Offering and in such connection, (i) to the extent possible, make such representations and warranties to the Holders and any Underwriters of such Registrable Securities with respect to the business of the Company, the Co-Issuer and their respective subsidiaries, the Registration Statement, Prospectus and documents incorporated by reference or deemed incorporated by reference, if any, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings and confirm the same if and when requested, (ii) obtain opinions of counsel to the Issuers (which counsel and opinions, in form, scope and substance, shall be reasonably satisfactory to the Holders and such Underwriters and their respective counsel) addressed to each selling Holder and Underwriter of Registrable Securities, covering the matters customarily covered in opinions requested in underwritten offerings, (iii) obtain "comfort" letters from the independent certified public accountants of the Issuers (and, if necessary, any other certified public accountant of any subsidiary of the Company, the Co-Issuer or any Guarantor, or of any business acquired by the Company, the Co-Issuer or any Guarantor for which financial statements and financial data are or are required to be included in the Registration Statement) addressed to each selling Holder and Underwriter of Registrable Securities, such letters to be in customary form and covering matters of the type customarily covered in "comfort" letters in connection with underwritten offerings and (iv) deliver such documents and certificates as may be reasonably requested by the Holders of a majority in principal amount of the Registrable Securities being sold or the Underwriters, and which are customarily delivered in underwritten offerings, to evidence the continued validity of the representations and warranties of the Issuers made pursuant to clause (i) above and to evidence compliance with any customary conditions contained in an underwriting agreement.

          In the case of a Shelf Registration Statement, the Company and the Co-Issuer may require each Holder of Registrable Securities to furnish to the Company and the Co-Issuer such information regarding such Holder and the proposed disposition by such Holder of such Registrable Securities as the Issuers may from time to time reasonably request in writing. No Holder of Registrable Securities may include any of its Registrable Securities in any Shelf Registration Statement pursuant to this Agreement unless and until such Holder furnishes such information in writing to the Company and the Co-Issuer within 20 days after receipt of a request therefor. No Holder of Registrable Securities shall be entitled to Additional Interest Amounts pursuant to Section 2(d) hereof unless and until such Holder shall have provided all such requested information. Each selling Holder agrees to promptly furnish additional information required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading.

          In the case of a Registration Statement, each Holder of Registrable Securities agrees that, upon receipt of any notice from the Issuers of the happening of any event of the kind described in Section 3(e)(iii) or 3(e)(v) hereof, such Holder will forthwith discontinue disposition of Registrable Securities pursuant to a Registration Statement until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3(i) hereof and, if so directed by the Issuers, such Holder will deliver to the Issuers all copies in its possession, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Registrable Securities that is current at the time of receipt of such notice.

          If the Issuers shall give any such notice to suspend the disposition of Registrable Securities pursuant to a Registration Statement, the Issuers shall extend the period during which such Registration Statement shall be maintained effective pursuant to this Agreement by the number of days during the period from and including the date of the giving of such notice to and including the date when the Holders of such Registrable Securities shall have received copies of the supplemented or amended Prospectus necessary to resume such dispositions. Except as required by law, the Issuers may give any such notice only twice during any

365-day period and any such suspensions shall not exceed 60 days in the aggregate and there shall not be more than two suspensions in effect during any 365-day period.

          The Holders of Registrable Securities covered by a Shelf Registration Statement who desire to do so may sell such Registrable Securities in an Underwritten Offering. In any such Underwritten Offering, the investment bank or investment banks and manager or managers (the "Underwriters") that will administer the offering will be selected by the Holders of a majority in principal amount of the Registrable Securities included in such offering.

          4. Participation of Broker-Dealers in Exchange Offer. (a) The Staff has taken the position that any broker-dealer that receives Exchange Securities for its own account in the Exchange Offer in exchange for Securities that were acquired by such broker-dealer as a result of market-making or other trading activities (a "Participating Broker-Dealer") may be deemed to be an "underwriter" within the meaning of the Securities Act and must deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Securities.

          The Issuers understand that it is the Staff's position that if the Prospectus contained in the Exchange Offer Registration Statement includes a plan of distribution containing a statement to the above effect and the means by which Participating Broker-Dealers may resell the Exchange Securities, without naming the Participating Broker-Dealers or specifying the amount of Exchange Securities owned by them, such Prospectus may be delivered by Participating Broker-Dealers to satisfy their prospectus delivery obligation under the Securities Act in connection with resales of Exchange Securities for their own accounts, so long as the Prospectus otherwise meets the requirements of the Securities Act.

          (b) In light of the above, and notwithstanding the other provisions of this Agreement, the Issuers agree to amend or supplement the Prospectus contained in the Exchange Offer Registration Statement, as would otherwise be contemplated by Section 3(i), for a period of up to 180 days after the last Exchange Date (as such period may be extended pursuant to the penultimate paragraph of Section 3 of this Agreement), if requested by the Initial Purchaser or by one or more Participating Broker-Dealers, in order to expedite or facilitate the disposition of any Exchange Securities by Participating Broker-Dealers consistent with the positions of the Staff recited in Section 4(a) above. The Issuers further agree that Participating Broker-Dealers shall be authorized to deliver such Prospectus during such period in connection with the resales contemplated by this Section 4. Notwithstanding the foregoing, the Issuers shall not be obligated to amend or supplement the Prospectus contained in the Exchange Offer Registration Statement if the Company determines, in its reasonable judgment, that there is a Business Reason; provided that the failure to keep the Exchange Offer Registration Statement effective and usable for a Business Reason shall last no longer than 60 days in any 12-month period.

          (c) The Initial Purchaser shall have no liability to the Company, the Co-Issuer, any Guarantor or any Holder with respect to any request that they may make pursuant to Section 4(b) above.

          5. Indemnification and Contribution. (a) The Issuers, jointly and severally, agree to indemnify and hold harmless the Initial Purchaser and each Holder, their respective affiliates, directors and officers and each Person, if any, who controls the Initial Purchaser or any Holder within the meaning of
Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses reasonably incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or any Prospectus or any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to the Initial Purchaser or any Holder furnished to the Company or the Co-Issuer in writing through Wachovia Capital Markets, LLC or any selling Holder expressly for use therein. In connection with any Underwritten Offering permitted by Section 3, the Issuers, jointly and severally, will also indemnify the Underwriters, if any, selling brokers, dealers and similar securities industry professionals participating in the distribution, their respective affiliates and each Person who controls such Persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) to the same extent as provided above with respect to the indemnification of the Holders, if requested in connection with any Registration Statement. The foregoing indemnity with respect to any Prospectus shall not inure to the benefit of any Holder (or its affiliates, directors, managers, officers or Persons who control such Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) with respect to any loss, claim, damage or liability (or actions in respect thereof) related to or arising out of the sale of Securities by such Holder to another Person, if (x) it is established in the related proceeding that such Holder failed to send or give a copy of the Prospectus (as amended or supplemented, if such amendment or supplement was furnished to such Holder prior to the written confirmation of such sale) to such Person with or prior to the written confirmation of such sale, (y) the untrue statement or omission or alleged untrue statement or omission was corrected in the Prospectus (as amended or supplemented if amended or supplemented as aforesaid) and (z) such Prospectus (including the aforesaid amendments and/or supplements thereto) was provided by the Company to such Holder in the requisite quantity and on a timely basis to permit proper delivery thereof and in accordance with this Agreement.

          (b) Each Holder agrees, severally and not jointly, to indemnify and hold harmless the Company, the Co-Issuer, the Guarantors, the Initial Purchaser and the other selling

Holders, their respective affiliates, the directors or managers of the Issuers, each officer of the Issuers who signed the Registration Statement and each Person, if any, who controls the Company, the Co-Issuer, the Guarantors, the Initial Purchaser and any other selling Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Holder furnished to the Company or the Co-Issuer in writing by such Holder expressly for use in any Registration Statement or any Prospectus.

          (c) If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any Person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such Person (the "Indemnified Person") shall promptly notify the Person against whom such indemnification may be sought (the "Indemnifying Person") in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have otherwise than under this Section 5. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 5 that the Indemnifying Person may designate in such proceeding and shall pay the reasonable fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded, based on advice from counsel, that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm (x) for the Initial Purchaser, its affiliates, directors and officers and any control Persons of the Initial Purchaser shall be designated in writing by Wachovia Capital Markets, LLC, (y) for any Holder, its affiliates, directors and officers and any control Persons of such Holder shall be designated in writing by the Majority Holders and (z) in all other cases shall be designated in writing by the Company and the Co-Issuer. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (A) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (B) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

          (d) If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuers from the offering of the Securities and the Exchange Securities, on the one hand, and by the Holders from receiving Securities or Exchange Securities registered under the Securities Act, on the other hand, or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Issuers on the one hand and the Holders on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Issuers on the one hand and the Holders on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuers or by the Holders and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          (e) The Issuers and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 5 were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 5, in no event shall a Holder be required to contribute any amount in excess of the amount by which the total price at which the Securities or Exchange Securities sold by such Holder exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities

Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

          (f) The remedies provided for in this Section 5 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity.

          (g) The indemnity and contribution provisions contained in this
Section 5 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Initial Purchaser or any Holder, their respective affiliates or any Person controlling the Initial Purchaser or any Holder, or by or on behalf of the Issuers, their respective affiliates or the officers, managers or directors of or any Person controlling the Issuers, (iii) acceptance of any of the Exchange Securities and (iv) any sale of Registrable Securities pursuant to a Shelf Registration Statement.

          6. General.

          (a) No Inconsistent Agreements. The Issuers represent, warrant and agree that (i) the rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of any other outstanding securities issued or guaranteed by the Company, the Co-Issuer, or any Guarantor under any other agreement and (ii) neither the Company, the Co-Issuer nor any Guarantor has entered into, or on or after the date of this Agreement will enter into, any agreement that is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof.

          (b) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Issuers have obtained the written consent of Holders of at least a majority in aggregate principal amount of the outstanding Registrable Securities affected by such amendment, modification, supplement, waiver or consent; provided that no amendment, modification, supplement, waiver or consent to any departure from the provisions of Section 5 hereof shall be effective as against any Holder of Registrable Securities unless consented to in writing by such Holder. Any amendments, modifications, supplements, waivers or consents pursuant to this Section 6(b) shall be by a writing executed by each of the parties hereto.

          (c) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telex, telecopier, or any courier guaranteeing overnight delivery (i) if to a Holder, at the most current address given by such Holder to the Company and the Co-Issuer by means of a notice given in accordance with the provisions of this Section 6(c), which address initially is, with respect to the Initial Purchaser, the address set forth in the Purchase Agreement; (ii) if to the Issuers, initially at the address of the Company and the Co-Issuer set forth in the Purchase

Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 6(c); and (iii) to such other persons at their respective addresses as provided in the Purchase Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 6(c). All such notices and communications shall be deemed to have been duly given at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied; and on the next Business Day if timely delivered to an air courier guaranteeing overnight delivery. Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee, at the address specified in the Indenture.

          (d) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders; provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms of the Purchase Agreement or the Indenture. If any transferee of any Holder shall acquire Registrable Securities in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all the terms of this Agreement, and by taking and holding such Registrable Securities such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and such Person shall be entitled to receive the benefits hereof. The Initial Purchaser (in its capacity as Initial Purchaser) shall have no liability or obligation to the Company, the Co-Issuer or the Guarantors with respect to any failure by a Holder to comply with, or any breach by any Holder of, any of the obligations of such Holder under this Agreement.

          (e) Purchases and Sales of Securities. The Issuers shall not, and shall use their reasonable best efforts to cause their affiliates (as defined in Rule 405 under the Securities Act) not to, purchase and then resell or otherwise transfer any Registrable Securities.

          (f) Third Party Beneficiaries. Each Holder shall be a third party beneficiary to the agreements made hereunder between the Issuers, on the one hand, and the Initial Purchaser, on the other hand, and shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights or the rights of other Holders hereunder.

          (g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          (h) Headings. The headings in this Agreement are for convenience of reference only, are not a part of this Agreement and shall not limit or otherwise affect the meaning hereof.

          (i) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

          (j) Miscellaneous. This Agreement contains the entire agreement between the parties relating to the subject matter hereof and supersedes all oral statements and prior writings with respect thereto. If any term, provision, covenant or restriction contained in this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable or against public policy, the remainder of the terms, provisions, covenants and restrictions contained herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated. The Issuers and the Initial Purchaser shall endeavor in good faith negotiations to replace the invalid, void or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, void or unenforceable provisions.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                        STANLEY-MARTIN COMMUNITIES, LLC


                                        By: /s/ Steven B. Alloy
                                            ------------------------------------
                                        Name: Steven B. Alloy
                                        Title: President


                                        STANLEY-MARTIN FINANCING CORP.


                                        By: /s/ Steven B. Alloy
                                            ------------------------------------
                                        Name: Steven B. Alloy
                                        Title: President

                                        BEECH GROVE NEIGHBORHOODS, LLC
                                        BRAM NEIGHBORHOODS, LLC
                                        BRAM III NEIGHBORHOODS, LLC
                                        COLES RUN NEIGHBORHOODS, LLC
                                        FAIR OAKS NEIGHBORHOODS, LLC
                                        GLENKIRK NEIGHBORHOODS, LLC
                                        GLYNN TARRA ESTATES, LLC
                                        KF NEIGHBORHOODS, LLC
                                        KF II NEIGHBORHOODS, LLC
                                        LANDMARK NEIGHBORHOODS, LLC
                                        MARUMSCO NEIGHBORHOODS, LLC
                                        NEIGHBORHOODS CAPITAL, LLC
                                        NEIGHBORHOODS I, LLC
                                        NEIGHBORHOODS II, LLC
                                        NEIGHBORHOODS III, LLC
                                        NEIGHBORHOODS IV, LLC
                                        NEIGHBORHOODS V, LLC
                                        NEIGHBORHOODS VI, LLC
                                        OLD DOMINION NEIGHBORHOODS, LLC
                                        SPRING PARK NEIGHBORHOODS, LLC
                                        WALL NEIGHBORHOODS, LLC
                                        WILDEWOOD NEIGHBORHOODS, LLC
                                        ZION NEIGHBORHOODS, LLC


                                        By: Steven B. Alloy
                                            ------------------------------------
                                        Name: Steven B. Alloy

Confirmed and accepted as of the date
first above written:

WACHOVIA CAPITAL MARKETS, LLC


By /s/ Gregory H. Jones
   --------------------------------
Name: Gregory H. Jones
Title: Vice President

                                                                      Schedule I

                                   GUARANTORS

BEECH GROVE NEIGHBORHOODS, LLC
BRAM NEIGHBORHOODS, LLC
BRAM III NEIGHBORHOODS, LLC
COLES RUN NEIGHBORHOODS, LLC
FAIR OAKS NEIGHBORHOODS, LLC
GLENKIRK NEIGHBORHOODS, LLC
GLYNN TARRA ESTATES, LLC
KF NEIGHBORHOODS, LLC
KF II NEIGHBORHOODS, LLC
LANDMARK NEIGHBORHOODS, LLC
MARUMSCO NEIGHBORHOODS, LLC
NEIGHBORHOODS CAPITAL, LLC
NEIGHBORHOODS I, LLC
NEIGHBORHOODS II, LLC
NEIGHBORHOODS III, LLC
NEIGHBORHOODS IV, LLC
NEIGHBORHOODS V, LLC
NEIGHBORHOODS VI, LLC
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